Exhibit 10.1

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT is entered into as of January 28, 2008, by InteMedica, LLC, a Nevada limited liability company (" Seller/Assignor"), and ZYTO Corporation, a Delaware corporation ("Buyer/Assignee"), pursuant to that certain Inventory Purchase, Continuing Business Operations and Licensing Agreement dated as of January 28, 2008 between Seller/Assignor and Buyer/Assignee (the "Agreement").

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, Seller/Assignor does hereby grant, bargain, sell, convey, assign, transfer and set over unto Buyer/Assignee, all of Seller/Assignor's right, title and interest in and to the product inventory (Schedule A to the Agreement) and contracts and agreements (Schedule B to the Agreement). Assignee hereby agrees to indemnify, defend and hold Seller/Assignor harmless from and against any and all loss, cost, liability, expense, damage and/or claim arising out of or otherwise in connection with the product inventory, customer contracts and vender and supplier agreements from and after the Closing.

Seller/Assignor hereby warrants to Buyer/Assignee that the product inventory, contract and agreements are owned by Seller/Assignor free of liens and encumbrances of every kind and nature.

IN WITNESS WHEREOF, Seller/Assignor and Buyer/Assignee have executed this Bill of Sale and Assignment as of the day and year first above written.

Seller/Assignor:
InteMedica, LLC, a Nevada
Limited Liability Company

By: [signature]

Name: DAVID J. DIAMOND

Title: MANAGER

Buyer/Assignee:
ZYTO Corporation, a Delaware
Corporation

By: [signature]

Name: VAUGHN R COOK

Title: President/CEO